UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 3, 2019

Rhino Resource Partners LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-34892 (Commission File Number)	27-2377517 (IRS Employer Identification No.)

424 Lewis Hargett Circle, Suite 250
Lexington, Kentucky 40503
(Address of principal executive office) (Zip Code)

(859) 389-6500
(Registrants’ telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company[  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.[  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common units	RHNO	n/a

Item 8.01 Other Events.

On May 3, 2019, Rhino Resource Partners LP (the “Partnership”), Rhino GP LLC, the Partnership’s general partner (“Rhino GP”) and Royal Energy Resources, Inc. (“Royal”), which owns 100% of the equity interests in Rhino GP, filed a complaint in the Court of Chancery in the State of Delaware against Rhino Resource Partners Holdings LLC (“Holdings”), Weston Energy LLC (“Weston”), Yorktown Partners LLC and certain Yorktown funds (collectively, the “Yorktown entities”), as well as Mr. Ronald Phillips, Mr. Bryan H. Lawrence and Mr. Bryan R. Lawrence.

The complaint alleges that Holdings violated certain representations and negative covenants under the Option Agreement, dated December 30, 2016 among Holdings, the Partnership, and Weston and, as a result of Holdings’ entry into a Restructuring Support Agreement with Armstrong Energy, Inc. (“Armstrong”), its creditors and certain other parties, which agreement was entered into in advance of Armstrong’s filing for bankruptcy relief under Chapter 11 of the United States Code in November 2017. The complaint further alleges that (i) Mr. Phillips violated fiduciary and contractual duties owed to Royal, Rhino GP and the Partnership and solicited, accepted and agreed to accept certain benefits from Holdings, Weston, the Yorktown entities and Messrs. Lawrence and Lawrence without the knowledge or the consent of Royal, Rhino GP or the Partnership and during a period in which Mr. Phillips was the President of Royal and a director on the board of Rhino GP and (ii) Holdings, Weston, the Yorktown entities and Messrs. Lawrence and Lawrence aided and abetted Mr. Phillips’ breaches of his fiduciary duties, tortuously interfered with the observance of Mr. Phillips’ duties under the Partnership’s and Rhino GP’s respective organizational agreements and conferred, offered to confer and agreed to confer benefits on Mr. Phillips without the knowledge or the consent of Royal, Rhino GP or the Partnership.

The complaint seeks (i) the rescission of the Option Agreement, (ii) the return of all consideration thereunder, including 5,000,000 common units representing limited partner interests in the Partnership, (iii) the cancellation of the Series A Preferred Purchase Agreement, dated December 30, 2016, among Royal, Rhino GP, the Partnership (the “Series A Preferred Purchase Agreement”) and Weston, (iv) the invalidation of the Series A preferred units representing limited partner interests in the Partnership issued to Weston pursuant to the Series A Preferred Purchase Agreement and (v) unspecified monetary damages arising from Mr. Phillips’ breaches of fiduciary duties and the other defendants’ aiding and abetting of such breaches.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RHINO RESOURCE PARTNERS LP

	By:	Rhino GP LLC
its General Partner

Dated: May 9, 2019	By:	/s/ Whitney C. Kegley
Whitney C. Kegley
Vice President, Secretary and General Counsel